Exhibit 10.3

                              ONSITE ACCESS, INC.

       SERIES B, SERIES C AND SERIES D PREFERRED STOCK PURCHASE AGREEMENT


    This Series B, Series C and Series D Preferred Stock Purchase Agreement is made as of April 16, 1999 by and between OnSite Ventures, L.L.C., a Delaware limited liability company (the "Company"), OnSite Access, Inc., a Delaware corporation (the "Successor"), and the parties listed on Attachment 1 to this Agreement (each, a "Purchaser" and collectively, the "Purchasers"). AGREEMENT

    The parties hereby agree as follows:

Section 1. The Merger; Authorization and Sale of Series B, Series C and Series D Preferred Stock.

    1.1. The Merger. On the first business day after the Company has received all regulatory approvals from the Federal Communications Commission (the "FCC") and the New York Public Service Commission (the "NYPSC") necessary to effect the transactions contemplated by this Agreement, the Company will merge (the "Merger") with and into the Successor, and the Successor will succeed to all of the business and assets of the Company in the manner and with the effect specified in the Delaware General Corporation Law.

    1.2. Authorization. The Successor will authorize the sale and issuance of up to (i) 50,000,000 shares of its Series B Redeemable Preferred Stock (the "Series B Preferred"), (ii) 25,069,634 shares of its Series C Convertible Redeemable Preferred Stock (the "Series C Preferred") and (iii) 392,111 shares of its Series D Convertible Redeemable Preferred Stock (the "Series D Preferred" and, together with the Series B Preferred and Series C Preferred, the "Shares"), having the rights, privileges and preferences as set forth in the Certificate of Designation of Series B, Series C and Series D Preferred Stock (the "Certificate of Designation") in the form attached to this Agreement as Exhibit A.

    1.3. Sale of Series B Preferred, Series C Preferred and Series D Preferred. Subject to the terms and conditions of this Agreement, each Purchaser, severally, agrees to purchase, as set forth on Attachment 1, and the Successor will sell and issue to each Purchaser (i) the number of shares of the Successor's Series B Preferred set forth opposite such Purchaser's name on Attachment 1 at a purchase price of $1.00 per share, (ii) the number of shares of the Successor's Series C Preferred set forth opposite such Purchaser's name on Attachment 1 at a purchase price of $0.39 per share and (iii) the number of shares of the Successor's Series D Preferred set forth opposite such Purchaser's name on Attachment 1 at a purchase price of $0.39 per share.

Section 2.   The Closings.

    2.1. The First Closing. The first closing of the purchase and sale of the Shares under this Agreement (the "First Closing") shall be held at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022 at 10:00 a.m., Eastern Standard Time, on the first business day following consummation of the Merger, or at such other time and place as the Successor and the Purchasers may mutually agree upon. The date of the First Closing is hereinafter referred to as the "First Closing Date." At the First Closing, the Successor will deliver to the Purchasers certificates representing the number of Shares set forth under the caption "First Closing" on Attachment 1 to be purchased by the Purchasers registered in the name of the Purchasers (or their respective nominees) against payment to the Successor of the full purchase price for such Shares set forth under the caption "First Closing" on Attachment 1 to be by wire transfer of immediately available funds or by cancellation of indebtedness or any combination thereof; PROVIDED, HOWEVER, that the ratio of the aggregate purchase price of the Series B Preferred purchased at the First Closing to the aggregate purchase price of the Series C Preferred and Series D Preferred purchased at the First Closing shall be 5 to 1, and for any Purchaser who is committed to purchase Series D Preferred as set forth on Attachment 1, the ratio of the purchase price for such Purchaser's Series C Preferred purchased at such closing to the purchase price for such Purchaser's Series D Preferred purchased at such closing shall equal the ratio of such Purchaser's committed number of Series C Preferred to such Purchaser's committed number of Series D Preferred, each as set forth opposite such Purchaser's name on Attachment 1.

    2.2. Subsequent Closings. From time to time, the Funding Committee of the Successor may by written notification require the Purchasers to purchase, or the Purchaser upon the election of the holder of a majority of the aggregate number of outstanding shares of Series B Preferred, Series C Preferred and Series D Preferred, shall have the right to purchase, any or all of the Shares not purchased at the First Closing. Upon receipt of such a demand for funding or the making of such election, the Purchasers shall purchase the amount of Shares set forth in such notification or subject to such election; PROVIDED, HOWEVER, that each Purchaser's obligation to purchase such Shares shall be several and not joint; AND PROVIDED FURTHER that each Purchaser's obligation shall be to purchase that number of such Shares that bears the same ratio to the total number of such Shares as such Purchaser's committed number of Shares bears to the total number of Shares as set forth on Attachment 1. The closing of the purchase and sale of such Shares under this Agreement (each, a "Subsequent Closing" and collectively, the "Subsequent Closings") shall be held at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022 at 10:00 a.m., Eastern Standard Time, on the fifth business day following the Purchaser's receipt of notice of the Successor's request or delivery to Successor of the Purchasers' election, or at such other time and place as the Successor and the Purchasers may mutually agree upon. The date of any such Subsequent Closing is hereinafter referred to as a "Subsequent Closing Date." At any such Subsequent Closing, the Successor will deliver to the Purchasers certificates representing the amount of Shares purchased by the Purchasers registered in the name of the Purchasers (or their respective nominees) against payment to the Successor of the full purchase price for such amount of Shares by wire transfer of immediately available funds or by cancellation of indebtedness or any combination thereof; PROVIDED, HOWEVER, that the ratio of the aggregate purchase price of the Series B Preferred purchased at any such Subsequent Closing to the aggregate purchase price of the Series C Preferred and Series D Preferred purchased at such Subsequent Closing shall be 5 to 1, and for any Purchaser who is committed to purchase Series D Preferred as set forth on Attachment 1, the ratio of the purchase price for such Purchaser's Series C Preferred purchased at such closing to the purchase price for such Purchaser's Series D Preferred purchased at such closing shall equal the ratio of such Purchaser's committed number of Series C Preferred to such Purchaser's committed number of Series D Preferred, each as set forth opposite such Purchaser's name on Attachment 1.

    2.3. Conditions to Obligations. If at the First Closing or any Subsequent Closing any of the conditions specified in Section 5.1 of this Agreement shall not have been fulfilled, the Purchasers shall, at their election, be relieved of all of their obligations under this Agreement in connection with the First Closing or such Subsequent Closing, as applicable, without thereby waiving any other rights the Purchasers may have by reason of such failure or such non-fulfillment. If at the First Closing or any Subsequent Closing any of the conditions specified in Section 6 of this Agreement shall not have been fulfilled, the Successor shall, at its election, be relieved of all of its obligations under this Agreement in connection with the First Closing or such Subsequent Closing, as applicable, without thereby waiving any other rights it may have by reason of such failure or non-fulfillment.

    2.4. Failure to Purchase.

         (a) Notwithstanding any other remedy available to the Company or any other Purchaser or any other provision of this Agreement, the Rights Agreement or the Voting Agreement, the failure by a Purchaser to pay in full the amount due from such Purchaser (the "Defaulting Purchaser") at the First Closing or any Subsequent Closing shall result in the Defaulting Purchaser's loss of (i) rights to designate and maintain a director under the Voting Agreement and (ii) with respect to the Series B Preferred, Series C Preferred and Series D Preferred held by the Defaulting Purchaser, all observation rights under
Section 17 of the Rights Agreement; PROVIDED, HOWEVER, that the loss of the rights described in the foregoing clause (ii) and the Rights Forfeiture (as defined in Section 2.4(c) hereof) shall not apply to any Series B Preferred, Series C Preferred or Series D Preferred which any Purchaser (other than a Defaulting Purchaser) shall have purchased from a Defaulting Purchaser pursuant to the provisions of this Section 2.4 (and to the extent that there shall have been a loss of those rights, including a loss of rights as a result of a Rights Forfeiture, prior to such purchase, those rights shall be retroactively reinstated) if one or more Purchasers shall have paid to the Company on behalf of the Defaulting Purchaser, through the purchase of Shares at or subsequent to the First Closing or a Subsequent Closing, as the case may be, pursuant to the procedures set forth in this Agreement, the amount due from the Defaulting Purchaser. In the event of any such failure by a Defaulting Purchaser to so fund, (i) all Purchasers who have not failed to fund as required hereunder shall have the right, which right shall continue for a period of one year from the occurrence of such failure, to purchase their pro rata share of the Shares previously purchased pursuant to this Agreement by the Defaulting Purchaser, at a price equal to 50% of the aggregate price paid by the Defaulting Purchaser for such Shares, plus any accrued and unpaid dividends thereon, or if such price is not legally enforceable, the minimum price enforceable under law (and shall have the right to purchase their pro rata share of any Shares not so purchased by other Purchasers entitled to purchase such Shares) and (ii) all Purchasers who have not so failed to fund shall have the right, but not the obligation, to purchase their pro rata share of such unpurchased Shares (and shall have the right to purchase their pro rata share of any Shares not so purchased by other Purchasers entitled to purchase such Shares).

         (b) Upon a Defaulting Purchaser's failure to purchase Shares at the First Closing or any Subsequent Closing, the Successor shall give written notice of such failure to each of the other Purchasers. Each of the other Purchasers shall have ten (10) business days from its receipt of such notice to purchase a portion or all of such unpurchased Shares (the Shares so purchased by the other Purchasers pursuant to this Section 2.4(b) being referred to herein as the "Purchased Default Shares"). The penalties set forth in the first sentence of Section 2.4(a) shall only apply to a Defaulting Purchaser if any of such Defaulting Purchaser's unpurchased Shares have not been purchased by the other Purchasers at the end of the tenth (10th) business day after the last Purchaser receives notice under this Section 2.4(b).

         (c) If a Defaulting Purchaser shall fail to purchase Shares at the First Closing or any Subsequent Closing and the Shares which the Defaulting Purchaser shall fail to purchase are not purchased by the Defaulting Purchaser or do not become Purchased Default Shares, in each case, within twenty (20) days following the date of the First Closing or Subsequent Closing, as the case may be, then the Successor may, at any time subsequent to the expiration of the foregoing twenty (20) day period, provide the Defaulting Purchaser with notice of its intention to elect to impose the Rights Forfeiture (as defined below) if the Shares are not purchased by the Defaulting Purchaser or the Shares do not become Purchased Default Shares within sixty (60) days following the date on which such notice is given to the Defaulting Purchaser. If upon expiration of the foregoing sixty (60) day period, any such Shares have not been purchased by the Defaulting Purchaser or become Purchased Default Shares, such Shares shall automatically, upon expiration of such sixty (60) day period, be subject to the Rights Forfeiture. For purposes of this Section 2.4, the term "Rights Forfeiture" shall mean the forfeiture of (i) the Preemptive Right set forth in
Section 13 of the Rights Agreement, (ii) the rights of first offer and co-sale set forth in Section 14 of the Rights Agreement, and (iii) the right to be an Initiating Preferred Holder (as defined in the Rights Agreement).

Section 3.   Representations and Warranties of the Company.

    Except as set forth on the Disclosure Schedule attached hereto as Exhibit B, the Company and the Successor hereby represent and warrant to each of the Purchasers as follows:

    3.1. Organization and Standing; Certificate and Bylaws; Subsidiaries.

         (a) The Company is a limited liability company duly organized and validly existing under, and by virtue of, the laws of the State of New York and is in good standing under such laws. As of the date of this Agreement, the Company has three subsidiaries: OnSite Access LLC, a New York limited liability company, OnSite Access Local LLC, a New York limited liability company, and Glass Circuits LLC, a New York limited liability company (each, a "Subsidiary" and together, the "Subsidiaries") and the Company does not own, directly or indirectly, any capital stock or equity securities of any corporation or have any direct or indirect equity or ownership interest in any business, corporation, partnership, limited liability company, joint venture or entity other than the Subsidiaries. The Subsidiaries were duly formed in compliance with and are validly existing and in good standing under the laws of the State of New York and none of the securities or ownership interests issued, offered or sold by any of the Subsidiaries was issued, offered or sold in violation of any applicable federal or state laws, including, without limitation, all federal securities and state securities or blue sky laws or the rules or regulations promulgated thereunder and all federal, state and local licensing regulations. The Company owns 100% of the ownership interests in the Subsidiaries free and clear of any liens, security interests or other encumbrances other than any liens, security interest or encumbrance relating to or granted in connection with the Bridge Financing or the Interim Financing (each as defined below) or any restrictions on transfer imposed by law. There are no agreements, contracts or obligations (whether written or oral), options, rights or other commitments of any character relating to the issuance of any membership interests or other securities by any of the Subsidiaries. The Company and the Subsidiaries have the requisite corporate power to own and operate their properties and assets, and to carry on their businesses as presently conducted, except where the failure to have such power would not have a material adverse effect (financial or otherwise) on the business, property, prospects, assets or liabilities of the Company, the Successor and the Subsidiaries taken as a whole (such an effect, a "Material Adverse Effect"). The Company and the Subsidiaries are qualified or licensed as a foreign limited liability company in all jurisdictions where the nature of their businesses or property makes such qualification or licensing necessary except where the failure to do so would not have a Material Adverse Effect. The Company has made available to the Purchasers copies of its operating agreement and other governing documents, copies of the operating agreements and other governing documents of the Subsidiaries, copies of the Certificate of Incorporation and Bylaws of the Successor and the documents to be used to effect and govern the Merger. Said copies are true, correct and complete and contain all amendments, modifications and restatements. The current officers and directors (or equivalent) of the Company and each of the Subsidiaries are as set forth in
Section 3.1(a) of the Disclosure Schedule. (b) ______ The Successor is on the First Closing Date, and immediately following the consummation of the Merger will be, a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and will be in good standing under such laws. Upon consummation of the Merger, all right, title and interest in and to all of the business and assets of the Company, including all interests of the Company in the Subsidiaries will be transferred to the Successor. Upon consummation of the Merger, the Merger will have been consummated in accordance with all applicable law, including, without limitation, all federal securities and state securities or blue sky laws, federal, state and local licensing regulations and the governing documents of the Company. Upon consummation of the Merger, (i) the Successor will own 100% of the ownership interests in the Subsidiaries free and clear of all liens, security interests or other encumbrances other than any liens, security interest or encumbrance relating to or granted in connection with the Bridge Financing or the Interim Financing (each as defined below), or any restrictions on transfer imposed by law and will not own, directly or indirectly, any capital stock or equity securities of any corporation or have any direct or indirect equity or ownership interest in any business, corporation, partnership, limited liability company, joint venture or entity other than the Subsidiaries, (ii) there will be no agreements, contracts or obligations (whether written or oral), options, rights or other commitments of any character relating to the issuance of any membership interests or other securities by any of the Subsidiaries, (iii) the Successor will have the requisite corporate power to own and operate its properties and assets, and to carry on its business as then conducted and as proposed to be conducted, except where the failure to have such power would not have a Material Adverse Effect, (iv) the Successor will be qualified or licensed as a foreign corporation in all jurisdictions where the nature of its business or property makes such qualification or licensing necessary, except where the failure to do so would not have a Material Adverse Effect, (v) the directors of the Successor will be as set forth in Exhibit I attached hereto and the officers and managers of each of the Subsidiaries will be as set forth in Section 3.1(a) of the Disclosure Schedule, except to the extent changes have been approved by the Purchasers, and (vi) all persons who will have observation rights at meetings of the board of directors of the Successor will be those persons specified in Section 3.1(b) of the Disclosure Schedule.

    3.2. Corporate Power.

         (a) The Company has all requisite legal power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

         (b) Following the consummation of the Merger, the Successor will have all requisite legal and corporate power to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Series C Preferred and Series D Preferred and to carry out and perform its obligations under the terms of the Related Documents (as herein defined).

    3.3. Capitalization. The authorized capital stock of the Successor will consist, immediately prior to the First Closing, of (i) 75,000,000 shares of Common Stock, of which 4,131,000 shares will be issued and outstanding, and
(ii) 81,330,745 shares of Preferred Stock, 5,869,000 of which will be designated Series A Preferred Stock, of which 5,869,000 shares will be outstanding, 50,000,000 of which will be designated Series B Preferred, none of which will be outstanding, 25,069,634 of which will be designated Series C Preferred, none of which will be outstanding and 392,111 of which will be designated Series D Preferred, none of which will be outstanding. Immediately prior to the First Closing, all issued and outstanding shares will have been duly authorized and validly issued, and with respect to the Series B Preferred, Series C Preferred and Series D Preferred, upon payment in accordance with this Agreement, will be fully paid and nonassessable. Upon consummation of the Merger, the Successor will have reserved (i) 5,869,000 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock (ii) 25,069,634 shares of Common Stock for issuance upon conversion of the Series C Preferred and (iii) 392,111 shares of Common Stock for issuance upon conversion of the Series D Preferred. Upon consummation of the merger, the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred will have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. Upon consummation of the Merger, (i) the Successor will have reserved 9,096,309 shares of Common Stock for issuance under the 1999 Stock Option Plan which will have been approved and adopted by the board of directors of the Successor, and (ii) options to purchase an aggregate of 2,596,309 shares of Common Stock will be outstanding under the 1999 Stock Option Plan, none of which will have been exercised. Except for options outstanding under the 1999 Stock Option Plan as described above, the Series A Preferred, the Series C Preferred, the Series D Preferred and any preemptive rights provided in the Related Documents, there will not be any preemptive rights, options or warrants or other conversion or exchange privileges or rights outstanding on the First Closing Date to purchase any securities of the Successor. Upon consummation of the Merger, the Successor will not be obligated to repurchase any shares of its capital stock or any other securities pursuant to any contract, commitment or arrangement (contingent or otherwise) other than as provided in the Certificate of Designation. On the First Closing Date, the Successor will not be a party to, or subject to, any agreement or understanding which affects or relates to the voting or giving of written consents with respect to any security of the Successor other than the Voting Agreement (as defined herein).

    3.4. Authorization.

         (a) All action on the part of the Company, its officers, directors and members necessary for the authorization, execution, delivery and, to the extent applicable, performance of this Agreement, the Certificate of Designation, the Investor Rights Agreement in the form attached hereto as Exhibit C (the "Rights Agreement"), the Voting Agreement in the form attached hereto as Exhibit D (the "Voting Agreement"), and any other agreements, certificates, instruments or documents to be executed and delivered in connection herewith or therewith or pursuant hereto or thereto (collectively, with the Certificate of Designation, the Rights Agreement and the Voting Agreement, the "Related Documents") by the Company has been taken. Prior to the First Closing, all corporate action on the part of the Successor and its officers, directors and stockholders necessary for the authorization, sale, issuance and delivery of the Shares (and the Common Stock issuable upon conversion of the Series C Preferred and the Series D Preferred) and the performance of all of the Successor's obligations under this Agreement and the Related Documents will have been taken. This Agreement, when executed and delivered by the Company and the Successor, shall constitute the valid and binding obligation of the Company and the Successor, enforceable against the Company and the Successor in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity. The Related Documents, when executed and delivered by the Company and the Successor, as the case may be, shall constitute valid and binding obligations of the Company and the Successor, as applicable, enforceable against the Company and the Successor, as the case may be, in accordance with their terms except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity. The Shares, when issued in compliance with the provisions of the Certificate of Designation, will be validly issued and will be fully paid and nonassessable and will have the rights, preferences and privileges described in the Certificate of Designation.

         (b) Upon the issuance of the Series C Preferred and Series D Preferred, the shares of Common Stock issuable upon conversion of the Series C Preferred and the Series D Preferred will be duly and validly reserved and, when issued in compliance with the provisions of the Certificate of Designation, will be validly issued, fully paid and nonassessable, and the Shares and such Common Stock will be free of all liens or encumbrances other than those created by or imposed upon the holders thereof through no action of the Company or the Successor; PROVIDED, HOWEVER, that the Shares (and the Common Stock issuable upon conversion of the Series C Preferred and the Series D Preferred) may be subject to restrictions on transfer under state or federal securities laws as set forth herein or other federal or state regulatory laws and restrictions under the Related Documents. The Shares will not be subject to any preemptive rights and will not be subject to any rights of first refusal other than as provided in the Related Documents. Following consummation of the Merger, no further corporate action on the part of the Successor, its directors or its stockholders will be necessary in connection with the issuance and delivery of the shares of Common Stock by the Successor issuable upon conversion of the Series C Preferred and the Series D Preferred. Section 3.4 of the Disclosure Schedule contains a true and accurate list of holders of record of all shares of capital stock of the Successor that will be outstanding immediately following consummation of the Merger and any other securities that will be outstanding immediately following consummation of the Merger which are convertible or exchangeable into any capital stock of the Successor, including, without limitation, any warrants or options to purchase Common Stock or any such securities, together with the number of shares or other securities held by each.

    3.5. Financial Statements. The Company has made available to the Purchasers draft forms of the consolidated financial statements (including balance sheet, income statement and statement of cash flows) of the Company as of December 31, 1998 and for the fiscal year ended December 31, 1998 and the Company's unaudited consolidated financial statements (including balance sheet, income statement and statement of cash flows) as of February 28, 1999 and for the two-month period ended February 28, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, except that the unaudited Financial Statements for the two-month period ended February 28, 1999 may not contain all footnotes required by generally accepted accounting principles. Except as set forth in any of the Financial Statements or the notes thereto, the Company has no liabilities, contingent or otherwise, other than (i) the Bridge Financing or the Interim Financing, (ii) liabilities incurred in the ordinary course of business subsequent to February 28, 1999 and (iii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company. The Company maintains a system of internal accounting controls that will enable it to prepare financial statements in accordance with generally accepted accounting principles.

    3.6. Changes. Except for the consummation of the bridge financing provided to the Predecessor by RSI-OSA Holdings, Inc. and JAH Realties, L.P., on February 10, 1999 (the "Bridge Financing") and the Interim Financing, since February 28, 1999, there has not been:

         (a) any change in the business, assets, properties, liabilities, condition (financial or otherwise) or operating results of the Company or any of the Subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, assets, properties, liabilities, prospects, condition (financial or otherwise) or operating results of the Company or any of the Subsidiaries;

         (c) any waiver (or partial waiver) or compromise by the Company or any of the Subsidiaries of a material right or of a material debt owed to it, other than waivers granted in the ordinary course of business which, individually and in the aggregate, would not have a Material Adverse Effect;

         (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of the Subsidiaries, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company and the Subsidiaries taken as a whole;

         (e) any change to a material contract, agreement or arrangement of the Company or any of the Subsidiaries by which the Company or any of the Subsidiaries or any of their assets is bound or subject;

         (f) any material change in any compensation arrangement or agreement with any employee, officer, director, stockholder, member or consultant;

         (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any of the Subsidiaries;

         (h) any sale, assignment or transfer of any tangible assets of the Company or any of the Subsidiaries except for the sale of inventory in the ordinary course of business in amounts consistent with past practices;

         (i) any resignation or termination of employment of any officer or key employee of the Company or any of the Subsidiaries; and the Company is not aware of any impending resignation or termination of employment of any such officer or key employee;

         (j) any mortgage, pledge, transfer of a security interest in or lien, created by the Company or any of the Subsidiaries with respect to any of their properties or assets, except liens for taxes not yet due or payable;

         (k) any declaration, setting aside or payment or other distribution with respect to any of the membership interests in the Company or any of the Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any of such membership interests by the Company or any of the Subsidiaries;

         (l) any receipt by the Company or any of the Subsidiaries of notice that there has been a cancellation of an order for their services or a loss of a customer (or any building owner under contract) or any supplier or service provider of the Company or any of the Subsidiaries, the cancellation or loss of which would have a Material Adverse Effect;

         (m) any labor trouble at the Company or any of the Subsidiaries which could have a Material Adverse Effect;

         (n) any change in the line of business of the Company or any of the Subsidiaries;

         (o) any payment, loan or advance of any amount by the Company or any of the Subsidiaries to, or any sale, transfer or lease of any properties or assets by the Company or any of the Subsidiaries, or any other agreement or arrangement entered into by the Company or any of the Subsidiaries with, any of its officers, directors, stockholders, members or other affiliates or any consultants, except (i) for normal business advances to employees consistent with past practice, (ii) pursuant to written agreements existing as of February 28, 1999 (all of which are listed in Section 3.6(o) of the Disclosure Schedule), and (iii) for payment of compensation to officers.

         (p) to the knowledge of the Company, any other event or condition of any character which has or could be reasonably expected to have a Material Adverse Effect; or

         (q) any binding arrangement or commitment by the Company to do any of the things described in subsections (a) through (p) of this Section 3.6.

    3.7. Patents and Other Intangible Assets.

         (a) The Company and the Subsidiaries have, and immediately following the consummation of the Merger the Successor will have, sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for their businesses as now conducted by the Company. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company, the Successor or any of the Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

         (b) Neither the Company nor the Successor nor any of the Subsidiaries has received any written communications alleging that the Company, the Successor or any of the Subsidiaries have violated or, by conducting their businesses as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the Company nor the Successor nor any of the Subsidiaries is aware that any of their employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or the Successor or the Subsidiaries or that would conflict with the Company's or the Successor's or the Subsidiaries' businesses as proposed to be conducted. Neither the execution nor the delivery of this Agreement, the Rights Agreement or the Voting Agreement, nor the carrying on of the Company's or the Successor's or the Subsidiaries' businesses by the employees of the Company or the Successor or the Subsidiaries, nor the conduct of the Company's or the Successor's or the Subsidiaries' businesses as proposed, will, to the knowledge of the Company or the Successor, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which, to the knowledge of the Company or the Successor, any of such employees is now obligated. Neither the Company nor the Successor believes it is or will be necessary to utilize any inventions of any of the Company's or the Successor's or the Subsidiaries' employees (or people they currently intend to hire) made prior to their employment by the Company or the Successor or the Subsidiaries.

    3.8. Compliance with Other Instruments, None Burdensome, Etc. Neither the Company nor the Successor nor any of the Subsidiaries is in violation, breach or default (with or without the passage of time and giving of notice or both) of (i) any term of its operating agreement, certificate of incorporation or bylaws or other organizational document, each as amended and in effect on and as of the First Closing Date or (ii) of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement or instrument to which the Company, the Successor or any of the Subsidiaries or their properties are bound which violation, breach or default could have a Material Adverse Effect. The Company, the Successor and the Subsidiaries are in compliance with all judgments, decrees, governmental orders, laws, statutes, rules and regulations by which they are bound or to which they or any of their properties or assets is subject, except where the failure to be in such compliance would not have a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Documents, and the issuance of the Shares and the Common Stock issuable upon conversion of the Series C Preferred and the Series D Preferred, have not resulted and will not result in any violation of, or conflict with, or constitute a breach or default (with or without the passage of time and giving of notice or both) under, (a) the operating agreement of the Company or any of the Subsidiaries or the certificate of incorporation or bylaws of the Successor or (b) any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule, law or regulation applicable to the Company or any of the Subsidiaries, which violation, conflict, breach or default could have a Material Adverse Effect, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the material properties or assets of the Company or any of the Subsidiaries.

    3.9. Litigation, Etc. There are no actions, suits, proceedings or investigations pending against the Company, the Successor or any of the Subsidiaries or their properties before any court or governmental agency. There are no actions, suits, proceedings or investigations overtly threatened against the Company, or to the knowledge of the Company, overtly threatened or pending against the officers, managing members or directors of the Company, the Successor or any of the Subsidiaries before any court or governmental agency, which would have a Material Adverse Effect. There are no actions, suits, proceedings or investigations pending or overtly threatened against the Company, the Successors or any of the Subsidiaries or their properties (nor, to the knowledge of the Company, against officers, managing members or directors of the Company or any of the Subsidiaries) which question the validity of this Agreement, the Rights Agreement, the Voting Agreement or any other Related Document or any action taken or to be taken in connection herewith or therewith. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company), involving the prior employment of any of the Company's, the Successor's or the Subsidiaries' employees, their use in connection with the Company's, the Successor's or the Subsidiaries' businesses of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company, the Successor nor any of the Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation commenced by the Company, the Successor or any of the Subsidiaries currently pending or that the Company, the Successor or any of the Subsidiaries intend to initiate.

    3.10. Employees. No employee or consultant of the Company, the Successor or any of the Subsidiaries is in violation of any term of any employment, employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such person with the Company, the Successor or any of the Subsidiaries or, to the knowledge of the Company or the Successor, with any other party because of the nature of the business conducted or to be conducted by the Company, the Successor or the Subsidiaries. There are no Employee Plans or Compensation Arrangements (each as defined below) which are not listed in Section 3.10 of the Disclosure Schedule. To the knowledge of the Company and the Successor, each Employee Plan (as defined below) and Compensation Arrangement (as defined below) has been administered in compliance with its own terms and in material compliance with the provisions of ERISA, the Code (each as defined below) and any other applicable federal, state or other laws. Neither the Company, the Successor, any of the Subsidiaries nor any ERISA Affiliate (as defined below) is contributing to, is required to contribute to, or has contributed within the last six (6) years to or otherwise has any liability with respect to, any: (i) Employee Plan subject to Title IV of ERISA;
(ii) Employee Plan or Compensation Arrangement that provides medical or death benefit coverage to former employees of the Company or the Successor or any of the Subsidiaries, except to the extent required by Section 4980B of the Code; or (iii) multiple employer welfare arrangement as defined in ERISA Section 3(40). Neither the Company, the Successor nor any of the Subsidiaries has entered into any agreement with any employee, member or director which provides for any payment or acceleration of benefits upon the occurrence of (i) any sale of membership or other ownership interests, stock or assets of the Company, the Successor or any of the Subsidiaries; (ii) any change of control of the Company, the Successor or any of the Subsidiaries; or (iii) any registration of the Company's or the Successor's securities under the Securities Act. Neither the execution and delivery of this Agreement and the Related Documents nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance or unemployment compensation) becoming due to any director, member or employee of the Company, the Successor or any of the Subsidiaries; (ii) result in the acceleration of vesting under any Employee Plan or Compensation Arrangement; or (iii) increase any benefits otherwise payable under any Employee Plan. For purposes of this Agreement, the following terms shall have the meaning indicated: (i) "Employee Plan" shall mean any retirement or welfare plan or arrangement, or any other employee benefit plan as defined in Section 3(3) of ERISA to which the Company, the Successor, any of the Subsidiaries or any ERISA Affiliate contributes or contributed or to which the Company, the Successor, any of the Subsidiaries or any ERISA Affiliate sponsors or sponsored, maintains or maintained or otherwise is or was bound; (ii) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor thereto and any regulations promulgated thereunder;
(iii) "Compensation Arrangement" shall mean any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to present or former employees, officers, directors, members and stockholders of the Company, the Successor, any of the Subsidiaries or any ERISA Affiliate any compensation or other benefits, whether deferred or not, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan; (iv) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, any successor thereto and any regulations promulgated thereunder; and (v) "ERISA Affiliate" shall mean any trade or business related to the Company, the Successor or the Subsidiaries under the terms of Sections 414(b), (c), (m) or
(o) of the Code.

    3.11. Consent, Etc. No consent, approval, license or authorization of or designation, declaration, registration or filing with any court or governmental authority or any party to any Contract (as defined in Section 8.14(a) hereof) or any other third party is or was required to be obtained by the Company, the Successor or any of the Subsidiaries in connection with (i) the valid execution and delivery of this Agreement and the Related Documents, (ii) the Merger,
(iii) the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Series C Preferred and the Series D Preferred) or (iv) the consummation of any other transaction contemplated by this Agreement, the Rights Agreement or the Voting Agreement, except for filing of the Certificate of Designation in the office of the Secretary of State of the State of Delaware, and the compliance with applicable blue sky laws, each of which will have been, as of the First Closing, duly and timely obtained.

    3.12. Offering. Subject to the accuracy of the Purchasers' representations in Section 4 of this Agreement, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement and the issuance of the Common Stock to be issued upon conversion of the Series C Preferred and the Series D Preferred, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company, the Successor nor anyone acting on behalf of the Company or the Successor has sold Shares or similar securities or will sell, offer to sell or solicited offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, any Person so as to bring the issuance and sales of the Shares and the shares of Common Stock issuable upon conversion of the Series C Preferred and the Series D Preferred under the registration provisions of the Securities Act or applicable state securities laws.

    3.13. Brokers or Finders. Neither the Company, the Successor nor any of the Subsidiaries has incurred, and neither the Company, the Successor nor any of the Subsidiaries will incur, directly or indirectly, as a result of any action taken by the Company, the Successor or any of the Subsidiaries, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

    3.14. Disclosure. Except with respect to the Projections (as defined in Section 3.24 hereof), no information provided by the Company to any Purchaser in connection with such Purchaser's due diligence review of the Company or the Successor or the transactions contemplated by this Agreement or the Related Documents contains any untrue statement of a material fact or knowingly omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

    3.15. No Conflict of Interest. Neither the Company, the Successor nor any of the Subsidiaries is indebted, directly or indirectly, to any of their officers, directors, members or holders of 5% or more of the equity or voting power of the Company, the Successor or any of the Subsidiaries or to their respective spouses, parents, children or siblings or their respective affiliates, in any material amount whatsoever, except for reimbursement for ordinary business travel and other expenses reasonably incurred in the ordinary course of business, indebtedness resulting from the Bridge Financing and the financing provided to the Company by RSI-OSA Holdings, Inc. on February 20, 1998 (the "1998 Reckson Financing"). None of said officers, directors, members or holders, or any members of their immediate families or, to the knowledge of the Company or the Successor, any of their affiliates, are indebted, directly or indirectly, to the Company, the Successor or any of the Subsidiaries or, to the knowledge of the Company or the Successor, has any direct or indirect ownership interest (other than the ownership of less than 2.5% of the outstanding shares of common stock of a publicly traded company) in any firm or corporation with which the Company or the Successor or any of the Subsidiaries is affiliated or with which the Company or the Successor or any of the Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or the Successor or the Subsidiaries except that officers, directors, members or stockholders of the Company or the Successor or the Subsidiaries may own stock in publicly traded companies which may compete with the Company or the Successor or the Subsidiaries. To the knowledge of the Company and the Successor, no officer, director, member or holder of 5% or more of the equity or voting power of the Company or the Successor or any of the Subsidiaries or any member of their immediate families or any of their respective affiliates, is, directly or indirectly, interested in any agreements or contracts with the Company, the Successor or any of the Subsidiaries, except
(i) to the extent any of the foregoing is a party to the Related Documents,
(ii) for agreements with respect to the purchase of the Successor's common stock by such persons pursuant to options outstanding under the Successor's 1999 Stock Option Plan, (iii) for agreements relating to the 1998 Reckson Financing, the Bridge Financing or the Intercompany Agreement dated as of February 20, 1998 between OnSite Ventures, L.L.C. and OnSite Commerce and Content LLC (the "Intercompany Agreement"), and (iv) for contracts between the Company and Reckson Associates and its subsidiaries relating to the wiring of buildings owned by Reckson Associates and its subsidiaries, all of which are listed in Section 3.15 of the Disclosure Schedule. Neither the Company, the Successor nor any of the Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

    3.16. Agreements.

         (a) Except as relates to the Bridge Financing, the Interim Financing and the 1998 Reckson Financing, neither the Company, the Successor nor any Subsidiary is a party to or bound by:

             (i) any note, bond, debenture or other evidence of indebtedness, or any contract, agreement, instrument, judgment, order, writ, decree, commitment or understanding under which it has borrowed any money or issued any note, bond, debenture or other evidence of indebtedness, or any mortgage, pledge, security agreement, deed of trust, financing statement or other document granting any lien, encumbrance or security interest (including liens, encumbrances or security interests upon properties acquired under conditional sales, capital leases and other title retention or security devices), or any guaranty or endorsement (other than endorsements for collection in the ordinary course of business) of, or other contingent obligations in respect of, indebtedness for borrowed money or other liabilities or obligations of others, in any case in excess of $10,000 in principal amount;

             (ii) any Contract, instrument, judgment, order, writ, decree, commitment, arrangement or understanding relating to any joint venture, partnership or sharing of profits or losses with any person or permitting any person to utilize any technology, know-how or proprietary information of the Company, the Successor or any Subsidiary;

             (iii) any Contract, instrument, judgment, order, writ, decree, commitment for the future purchase by the Company, the Successor or any Subsidiary of any materials, equipment, services, or supplies, which (w) involves the payment of more than $50,000, (x) continues for a period of more than six months, (y) by its terms requires the Company, the Successor or any Subsidiary to purchase the entire output or services of a supplier or (z) provides that any supplier will be the exclusive supplier of the Company, the Successor or any Subsidiary;

             (iv) any Contract, instrument, proposed transaction, judgment, order, writ or decree for the sale or other disposition by the Company, the Successor or any Subsidiary of its assets or properties other than in the ordinary course of business, or for the merger or consolidation of the Company, the Successor or any Subsidiary with any other person or entity other than the Merger;

             (v) any Contract, instrument, judgment, order, writ or decree containing covenants purporting to limit the freedom of the Company, the Successor or any Subsidiary to compete in any line of business or in any geographic area;

             (vi) any Contract, instrument, judgment, order, writ or decree not elsewhere specifically disclosed pursuant to this Agreement involving the payment or receipt by the Company, the Successor or any Subsidiary of more than $50,000 per year or $150,000 over the term thereof;

             (vii) any Contract with a building owner which provides for payment during the term of the Contract of more than $25,000 or, when combined with any other such Contracts and the Contracts referred to in clauses (viii) and (ix) of this Section 3.16, of more than $100,000 in the aggregate;

             (viii) any Contract with a consultant which provides for payment during the term of the Contract of more than $25,000 or, when combined with any other such Contracts and the Contracts referred to in clauses (vii) and (ix) of this Section 3.16, of more than $100,000 in the aggregate; or

             (ix) any Contract with an incumbent local exchange carrier which provides for payment during the term of the Contract of more than $25,000 or, when combined with any other such Contracts and the Contracts referred to in clauses (vii) and (viii) of this Section 3.16, of more than $100,000 in the aggregate.

         (b) Copies of all Contracts identified in Section 3.16 of the Disclosure Schedule have been made available to counsel for the Purchasers. Each of such Contracts, (collectively, the "Scheduled Contracts") constitutes a valid and binding obligation of the Company, the Successor or a Subsidiary and is in full force and effect and the consummation of the transactions contemplated by the Merger or this Agreement will not (i) result in any breach, default, impairment or forfeiture of any rights thereunder or (ii) require the approval, consent, or act of, or the making of any declaration, filing or registration with, any other party. The Company, the Successor or its Subsidiary, as the case may be, has fulfilled and performed in all material respects its obligations under each of the Scheduled Contracts required to be performed prior to the date hereof and will so fulfill and perform such obligations required to be performed on or prior to the First Closing Date and neither the Company, the Successor nor any Subsidiary has received any written notification of any breach, or default under any of the Scheduled Contracts and, to the knowledge of the Company and the Successor, no other party to any of the Scheduled Contracts has materially breached or defaulted thereunder, and, to the knowledge of the Company and the Successor, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by any such other party. Neither the Company, the Successor nor any Subsidiary is currently paying liquidated damages in lieu of performance thereunder.

         (c) The conduct of the business of the Company, the Successor and the Subsidiaries as now conducted or as proposed to be conducted does not and will not violate or breach any provision of any Contract which violation or breach could result in a Material Adverse Effect.

         (d) For the purposes of subsections (a)(i), (a)(iii) and (a)(vii) through (ix) of this Section 3.16, all indebtedness, liabilities, agreements, instruments and contracts involving the same person or entity (including persons or entities the Company knows are affiliated therewith) shall be aggregated for the purpose of meeting the individual dollar amounts of such subsections.

    3.17. Permits. The Company and the Subsidiaries have, and the Successor upon consummation of the Merger will have, all franchises, permits, licenses, and similar authority necessary for the conduct of their businesses as now being conducted by them (and in the case of the Successor, to be conducted by it following the Merger), the lack of which could result in a Material Adverse Effect. Neither the Company, the Successor nor any of the Subsidiaries is in default under nor, following the Merger, will the Successor be in default under, any of such franchises, permits, licenses, or other similar authority which could result in a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Documents, the consummation of the Merger and the issuance of the Shares and the Common Stock issuable upon conversion of the Series C Preferred and the Series D Preferred, have not resulted in and will not result in suspension, revocation, impairment, forfeiture or nonrenewal of any such franchise, permit, license or similar authority which could result in a Material Adverse Effect.

    3.18. Registration Rights, Preemptive Rights and Voting Rights. Except as provided in the Rights Agreement, neither the Company nor the Successor has granted or agreed to grant any registration rights, including piggyback registration rights or preemptive rights, to any person or entity.

    3.19. Title to Property and Assets. Except for liens securing obligations incurred in connection with the Bridge Financing or the Interim Financing, the Company, the Successor and the Subsidiaries own their properties and assets free and clear of all mortgages, liens and encumbrances, except such encumbrances and liens created with the consent of the Company or, that arise in the ordinary course of business and do not materially impair the Company's, the Successor's or the Subsidiaries' ownership or use of such properties or assets. With respect to the properties and assets they lease, the Company, the Successor and the Subsidiaries are in material compliance with such leases and, to the knowledge of the Company and the Successor, the other party to any such lease has not given notice of any material default thereunder. The Real Property (as defined in Section 8.14(e) hereof) includes sufficient access to the facilities necessary to conduct the operations of the Company, the Successor and the Subsidiaries in the manner in which they are currently conducted. There is no pending or, to the best knowledge of the Company or the Successor, threatened condemnation or similar proceeding affecting any Real Property. The use of the Real Property owned by the Company as currently used is in compliance with applicable zoning and land use laws in all material respects.

    3.20. Insurance.

         (a) On the First Closing Date, the Company and the Subsidiaries will have obtained casualty and liability insurance policies issued by insurers of recognized responsibility, with extended coverage in such amounts as are (i) carried by companies in positions similar to the Company and the Subsidiaries with respect to liability insurance and (ii) sufficient to satisfy any contracts to which the Company or any of the Subsidiaries are bound and have paid all premiums due and owing on such policies. Neither the Company nor any of the Subsidiaries have been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage.

         (b) Upon consummation of the Merger, all of the insurance policies issued to the Company and referred to in Section 3.20(a) will be transferred to the Successor and Successor will thereafter be entitled to all of the benefits thereunder to which the Company was entitled immediately prior to the consummation of the Merger.

    3.21. Minute Books. The copies of the minutes of the Company, the Successor and the Subsidiaries made available to the Purchasers contain an accurate summary of all actions taken or approved at meetings of members, managers, stockholders and directors, as the case may be, of the Company, the Successor and the Subsidiaries and all actions by written consent without a meeting by the directors, managers, members and stockholders of the Company, the Successor and Subsidiaries since the respective times of creation of the Company, the Successor and the Subsidiaries.

    3.22. Taxes. The Company, the Successor and the Subsidiaries have filed or caused to be filed all required Tax Returns with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed by the Company, the Successor or any of the Subsidiaries and all Taxes shown on such Tax Returns payable by such entity have been properly accrued or paid to the extent such Taxes have become due or are being contested in good faith, and for which reserves therefor have been established by the Company in accordance with generally accepted accounting principles. None of the Company, the Successor nor any Subsidiary has executed any waiver or extensions of any statute of limitations on the assessment or collection of any Tax or with respect to any liability arising therefrom. None of the federal, state or local income Tax Returns for the Company, the Successor or any of the Subsidiaries have been audited by any taxing authority, including the United States Internal Revenue Service. The Merger will qualify as a tax-free reorganization under
Section 368(a) of the Code. For purposes of this Section 3.22, "Taxes" means any federal, state, or local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions; and "Tax Return" means any federal, state, or local tax return, report, statement and other similar filings required to be filed by the Company with respect to Taxes.

    3.23. Labor Agreements and Actions. Neither the Company, the Successor nor any of the Subsidiaries is bound by or subject to any contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company or the Successor, has sought to represent any of the employees, representatives or agents of the Company, the Successor or any of the Subsidiaries. Neither the Company, the Successor nor any of the Subsidiaries has any collective bargaining agreements covering any of their employees. Neither the Company, the Successor nor any of the Subsidiaries is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, the Successor or any of the Subsidiaries, nor do the Company, the Successor or any of the Subsidiaries have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company, the Successor or the Subsidiaries is terminable at the will of the Company, the Successor or the Subsidiaries to the extent permitted by law. The Company, the Successor and the Subsidiaries have complied with all applicable state and federal equal employment opportunity and other laws related to employment. Neither the Company, the Successor nor any of the Subsidiaries has any deferred compensation, pension, profit sharing, bonus, issuance, severance or other similar employee benefit plan or obligation covering any of their employees or plans subject to the Employee Retirement Income Security Act of 1974. Neither the Company, the Successor nor any of the Subsidiaries has any agreements or arrangements with persons titled as independent contractors or consultants, as a result of which, by virtue of the control exercised by the Company, the Successor or the Subsidiaries, the type of work performed by the persons or any other circumstances, said persons could reasonably be deemed to be employees of the Company, the Successor or the Subsidiaries. Neither the Company, the Successor nor any of the Subsidiaries is engaged in, nor has the Company, the Successor or any of the Subsidiaries engaged in, any unfair labor practice which could result in a Material Adverse Effect.

    3.24. Projections. All projections and expressions of opinion or predictions relating to the future sales and financial performance of the Company, the Successor or the Subsidiaries previously delivered to the Purchasers by the Company or the Subsidiaries or their representatives (the "Projections") were made in good faith and prepared on a reasonable basis at the time prepared by the Company or the Subsidiaries.

    3.25. Environmental. Neither the Company, the Successor nor any of the Subsidiaries has ever caused or permitted any Hazardous Material (as defined in Section 8.14(c) hereof) to be disposed of on or under any real property owned, leased or operated by the Company, the Successor or any of the Subsidiaries in any manner not permitted by all applicable laws and no such real property has ever been used by the Company, the Successor or any of the Subsidiaries as (a) a disposal site or permanent storage site for any Hazardous Material or (b) a temporary storage site for any Hazardous Material. All Hazardous Materials used or generated by the Company, the Successor or any of the Subsidiaries or, to the knowledge of the Company and the Successor, any business merged into or otherwise acquired by the Company and the Successor or any of the Subsidiaries, have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all applicable laws and regulations, the violation of which could result in a Material Adverse Effect. Neither this Agreement, the Related Documents nor the transactions contemplated hereby and thereby will result in any obligations for site assessment or cleanup, or notification to or consent of any governmental agency or third party under any transaction-triggered Environmental Law (as defined in Section 8.14(b) hereof) known to the Company or the Successor.

    3.26. Confidentiality Agreements. Each Manager (as defined in Section 8.14(d) hereof) of the Company, the Successor and each Subsidiary has entered into a confidentiality agreement in the form attached to this Agreement as Exhibit E.

    3.27. Compliance with Law. The Company, the Successor and the Subsidiaries have conducted their businesses and are in compliance with all applicable federal, state and local laws, statutes, licensing requirements, rules and regulations, and, to the knowledge of the Company and the Successor, judicial or administrative decisions applicable to the conduct of their businesses, in any case, except where such noncompliance would not result in the termination of, the material impairment or forfeiture of any of the Company's, the Successor's or the Subsidiaries' rights under, or any payments being made by the Company, the Successor or its Subsidiaries with respect to any of the Contracts (as defined in Section 8.14(a) hereof). Neither the Company, the Successor nor any Subsidiary has received any citations, complaints, consent orders, compliance schedules or other similar enforcement orders or received any other notice from any governmental authority or person regarding the violation of, or failure to comply with, any legal requirements relating to the operations or any assets or properties of the Company, the Successor and any of the Subsidiaries that could result in a Material Adverse Effect.

    3.28. Business. Neither the Company, the Successor nor any Subsidiary is
(a) engaged in any business other than (i) building riser systems, installing horizontal wiring to the customers, and installing associated equipment in multi-tenant office buildings to provide integrated voice, data and enhanced services to tenants within the buildings, (ii) providing similar integrated voice, data and enhanced services to small and medium-sized businesses not within the foregoing buildings, and (iii) paying referral fees to approved vendors and strategic partners for certain sales brought to the Company; or (b) an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    3.29. Absence of Certain Commercial Practices. Neither the Company, the Successor nor any of the Subsidiaries nor, to the knowledge of the Company or the Successor, any officer, director, employee or agent of the Company, the Successor or any of the Subsidiaries (or any person acting on behalf of any of the foregoing), has (i) given or agreed to give any gift or similar benefit of more than nominal value on behalf of the Company, the Successor or any Subsidiary to any official of any governmental authority (domestic or foreign), to induce the recipient or his employer to do business, grant favorable treatment or compromise or forego any claim, (ii) made any payment which is illegal under prevailing law (regardless of the jurisdiction in which such payment was made) to promote or retain sales or to help procure or maintain good relations with suppliers, (iii) engaged in any activity which constitutes a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, (iv) engaged in any practice violating any United States federal law prohibiting compliance with an unsanctioned foreign boycott or (v) failed to perform its obligations in any respect under any contract with, or violated in any material respect any federal law known to the Company, the Successor or any of the Subsidiaries in its dealings with, the federal government or any agency or department thereof, including, but not limited to, any law with respect to conspiracy to defraud, false claims, conspiracy to defraud the United States, embezzlement or theft of public money, fraud and false statements, false demands against the United States, mail fraud, wire fraud, RICO, and truth in negotiations, which failure or violation would result in a Material Adverse Effect. No such gift or benefit is required in connection with the operations of the Company, the Successor or any of the Subsidiaries or their businesses to avoid any fine, penalty, cost, expense or change in the business, assets, properties, operations or financial condition of the Company, the Successor or any of the Subsidiaries which would result in a Material Adverse Effect.

    3.30. Small Business Investment Act.

          (a) The Company, together with its "affiliates" (as that term is defined in Title 13 of the United States Code of Federal Regulations) is a "Small Business" within the meaning of the Small Business Investment Act of 1958, as amended (the "Small Business Investment Act"), and the regulations promulgated thereunder (including Parts 107 and 121 of Title 13 of the United States Code of Federal Regulations). The information provided by the Company on SBA Forms 480, 652 and 1031 delivered in connection herewith is true and correct.

          (b) The proceeds of the transactions contemplated by this Agreement will be used by the Successor solely to fund working capital and for general corporate purposes. No portion of such proceeds (i) will be used to purchase stock in, provide capital to or repay any indebtedness incurred for the purpose of investing in a company licensed under the Small Business Investment Act,
(ii) will be used to acquire realty or to discharge an obligation relating to the prior acquisition of realty, (iii) will be used outside the United States (except to acquire abroad materials and equipment or property rights for use or sale in the United States), or (iv) will be used for any purpose contrary to the public interest (including but not limited to activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of ss. 107.720 of Title 13 of the United States Code of Federal Regulations.

          (c) Neither the Company's, the Successor's nor any Subsidiary's primary business activity involves, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and neither the Company, the Successor or any Subsidiary is classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. None of the Company's, the Successor's nor any Subsidiary's employees or tangible assets are located outside of the United States.

    3.31. Year 2000. The Company and the Successor have reviewed their respective operations and those of the Subsidiaries to evaluate the extent to which the business or operations of the Company, the Successor or any of the Subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company and the Successor have no reason to believe, and do not believe, that the Year 2000 Problem will have a Material Adverse Effect; PROVIDED, HOWEVER, that the Company does not make any representation or warranty as to the operation of any telecommunications network operated by an incumbent or competing local exchange carrier which may be affected by the Year 2000 Problem. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

Section 4. Representations, Warranties and Covenants of the Purchasers.

    4.1. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company with respect to itself only and not with respect to any other Purchaser with respect to the purchase of the Shares to be purchased by it as follows:

         (a) Experience. Purchaser has substantial experience in evaluating and investing in private placement transactions so that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company. Purchaser, by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, is aware of the risks and has the capacity to protect its own interests in connection with the purchase of the Shares under this Agreement.

         (b) Investment. Purchaser is acquiring the Shares and the Common Stock issuable upon conversion of the Series C Preferred and the Series D Preferred for investment for Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the federal securities laws. Purchaser understands that the Shares and the Common Stock issuable upon conversion of the Series C Preferred and the Series D Preferred have not been, and will not be, registered under the Securities Act by reason of a specific exemption therefrom, and that any such exemption will depend, among other things, upon the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed in this Agreement. Purchaser has not been formed for the specific purpose of acquiring the Shares or the Common Stock issuable upon conversion of the Series C Preferred and the Series D Preferred.

         (c) Rule 144. Purchaser acknowledges that the Shares and the Common Stock issuable upon conversion of the Series C Preferred and the Series D Preferred must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration and any applicable state laws is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Successor, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

         (d) No Public Market. Purchaser understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Shares or the Common Stock issuable upon conversion of the Series C Preferred and the Series D Preferred and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144.

         (e) Access to Data. Purchaser and its representatives have met with representatives of the Company and thereby have had the opportunity to ask questions of, and receive answers from, said representatives concerning the Company and the terms and conditions of this transaction as well as to obtain any information requested by Purchaser. Any questions raised by Purchaser or its representatives concerning the transaction have been answered to the satisfaction of Purchaser and its representatives. Purchaser's decision to purchase the Shares is based in part on the answers to such questions as Purchaser and its representatives have raised concerning the transaction and on its own evaluation of the risks and merits of the purchase and the Company's proposed business activities. Notwithstanding the foregoing, no investigation made by or on behalf of any Purchaser shall in any way affect any representations, warranties, covenants or agreements made by the Company pursuant to this Agreement and the Related Documents. The Purchaser also hereby acknowledges that the Projections, including the basis therefor, were subject to change following the date of the preparation thereof due to a change in facts or circumstances subsequent to such time of preparation and that the performance of the Company subsequent to their preparation has not been as projected.

         (g) Legal Power. Purchaser has all requisite legal power to execute and deliver this Agreement and the Related Documents to which it is a party, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement and the Related Documents to which it is a party.

         (h) Authorization. All action on the part of the Purchaser under its constituent agreements, its directors, members, partners or stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Related Documents to which it is a party by the Purchaser and the performance of all of the Purchaser's obligations under this Agreement and the Related Documents to which it is a party has been taken. This Agreement, and the Related Documents to which it is a party, when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         (i) Compliance with Other Instruments, Etc.. The execution, delivery and performance of this Agreement and the Related Documents by the Purchaser have not resulted and will not result in any violation of, or conflict with, or constitute a breach or default (with or without the passage of time and giving of notice or both) under, (a) the constituent documents of the Purchaser or (b) any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule, law or regulation applicable to the Purchaser.

         (j) Consent, Etc. Except for the consent of the FCC and state public utility commissions, no consent, approval, license or authorization of or designation, declaration, registration or filing with any court or governmental authority or any party to any contract to which the Purchaser is a party or any other third party is required to be obtained by the Purchaser in connection with the valid execution and delivery by the Purchaser of this Agreement and the Related Documents to which it is a party or the consummation by the Purchaser of any transaction contemplated by this Agreement that has not been obtained.

         (k) Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Purchaser any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         (l) Accredited Investor. Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

    4.2. Legends. Each Purchaser hereby agrees that each certificate representing shares of Series B Preferred, Series C Preferred or Series D Preferred issuable to the Purchasers hereunder shall bear a legend containing the following words:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT."

         The requirement that the foregoing legend be placed upon certificates evidencing any such securities shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in a public offering under the Securities Act, (ii) when such shares are transferred pursuant to Rule 144 under the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Successor an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Successor, or a "no-action" letter from the staff of the SEC, in either case to the effect that such legend is no longer necessary in order to protect the Successor against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. Upon the occurrence of any event requiring the removal of a legend hereunder, the Successor, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

Section 5. Conditions to Closing of the Purchasers.

    Each Purchaser's obligations to purchase its Shares at the First Closing and each Subsequent Closing are subject to the fulfillment or waiver as of the First Closing Date and each Subsequent Closing Date, as applicable, of the following conditions:

    5.1. Representations and Warranties.

         (a) The representations and warranties set forth in Section 3 of this Agreement shall be true and correct as of the date of this Agreement.

         (b) The representations and warranties set forth in Sections 3.1(b), 3.2(b), 3.3, 3.4(b), 3.7(a), 3.11, 3.17 and 3.20(b) of this Agreement shall be true and correct, with the same force and effect as if they had been made on the First Closing Date.

    5.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the First Closing Date shall have been performed or complied with in all material respects.

    5.3. Qualifications and Consents. All authorizations, approvals and permits, if any, of any governmental authority or regulatory body and all consents and approvals of any third party required for the lawful consummation of the transactions provided for herein (including the issuance of shares of Common Stock upon conversion of the Series C Preferred and the Series D Preferred) shall have been duly obtained and effective as of the First Closing Date and each Subsequent Closing Date, as applicable, without the imposition of any conditions materially adverse to the Purchasers.

    5.4. Compliance Certificate. On the First Closing Date, the Successor shall have delivered to the Purchasers a certificate of the Successor, executed by the President of the Successor, dated the First Closing Date and certifying, among other things, the fulfillment of the conditions specified in Sections 5.1, 5.2 and 5.3 of this Agreement.

    5.5. Certificate of Designation; Corporate Proceedings. Prior to the First Closing, the Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and all corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Purchasers' legal counsel and the Purchasers shall have received all counterpart original and certified or other copies of such documents as they may reasonably request.

    5.6. Rights Agreement. Prior to or at the First Closing, the Successor and the Purchasers shall have executed and delivered the Rights Agreement.

    5.7. Opinions of Company Counsel. At the First Closing, the Purchasers shall have received from Herrick, Feinstein LLP, counsel for the Successor, an opinion, dated as of the First Closing Date, in substantially the form of Exhibit F attached hereto. At the First Closing, the Purchasers shall have received from Fried, Frank, Harris, Shriver & Jacobson, special counsel for the Successor, an opinion, dated as of the First Closing Date, in substantially the form of Exhibit G attached hereto. At the First Closing, the Purchasers shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special counsel for the Successor, an opinion, dated as of the First Closing Date, in substantially the form of Exhibit H attached hereto.

    5.8. Voting Agreement. Prior to or at the First Closing, the Successor and the Purchasers shall have executed and delivered the Voting Agreement.

    5.9. Secretary's Certificate. On the First Closing Date, the Successor shall have delivered to the Purchasers a certificate of the Successor, executed by the Secretary of the Successor, dated the First Closing Date, and certifying, among other things, copies of resolutions of the stockholders and board of directors of the Successor authorizing and approving the execution, delivery and performance by the Company and the Successor of this Agreement and each of the Related Documents to which it is a party, including, without limitation, the issuance and sale of the Shares and the issuance of the shares of Common Stock upon conversion of the Series C Preferred and the Series D Preferred.

    5.10. Board of Directors. On the First Closing Date, the Successor shall have secured any necessary resignations of directors and shall have validly elected directors such that immediately upon consummation of the First Closing, the board of directors of the Successor shall consist of the directors specified in Exhibit I attached hereto.

    5.11 February 10, 1999 Letter Agreement. On or prior to the First Closing Date, that certain letter agreement by and among RSI-OSA Holdings, Inc., a Delaware corporation ("RSI"), and Veritech Ventures LLC, a New York limited liability company ("Veritech"), dated as of February 10, 1999, shall have been terminated.

Section 6.   Conditions to Closing of the Successor.

    The Successor's obligation to sell and issue the Shares at the First Closing and each Subsequent Closing is, at the option of the Successor, subject to the fulfillment or waiver of the following conditions:

    6.1. Representations. The representations and warranties set forth in
Section 4 of this Agreement shall be true and correct as of the date of this Agreement.

    6.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the First Closing Date shall have been performed or complied with in all material respects.

    6.3. Rights Agreement. The Purchasers shall have executed and delivered the Rights Agreement.

Section 7.   Covenants of the Company and the Successor.

    7.1. Consummation of Merger. The Company and the Successor shall consummate the Merger on the first business day after the Company has received all regulatory approvals from the FCC and the NYPSC necessary to effect the transactions contemplated by this Agreement.

    7.2. Information Rights. The Company and the Successor hereby covenant and agree as follows:

         (a) The Successor will mail by first class, postage prepaid the following reports to the Purchasers:

             (i) As soon as practicable after the end of each fiscal month, and in any event within thirty-five (35) days thereafter, an unaudited consolidated balance sheet of the Successor and the Subsidiaries, as of the end of such fiscal month, and unaudited consolidated statements of income and unaudited consolidated statements of cash flows and notes thereto of the Successor and the Subsidiaries, for such month and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than for accompanying notes), all in reasonable detail.

             (ii) As soon as practicable after the end of each fiscal year, and in any event within seventy-five (75) days thereafter, a consolidated balance sheet of the Successor and the Subsidiaries, as of the end of each such fiscal year, and consolidated statements of income and consolidated statements of cash flows and notes thereto of the Successor and the Subsidiaries, for such fiscal year. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than for accompanying notes), all in reasonable detail and shall be audited by an independent public accounting firm reasonably acceptable to the Purchasers.

             (iii) As soon as practicable, but in any event forty-five (45) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any revisions to such budget prepared by the Successor, and describing in detail, at a minimum, management's assumptions with respect to (1) revenues, (2) customers and contracts, (3) operating costs and (4) capital expenditures.

         (b) Purchasers shall have access to the Company's, the Successor's and the Subsidiaries' books, records and facilities during normal business hours which does not unduly interfere with the operation of the Company, the Successor and the Subsidiaries, and reasonable access to the Company's, the Successor's and the Subsidiaries' officers or managing members or similar representatives to discuss the Company's, the Successor's and the Subsidiaries' accounts, finances and affairs.

         (c) The information rights set forth in this Section 7.2 may not be transferred, except to an affiliate, partner, member or former partner or member of a Purchaser which holds Shares, without the prior written consent of the Successor, not to be unreasonably withheld.

         (d) The information rights set forth in this Section 7.2 shall terminate on and be of no further force or effect upon the earlier of (i) the consummation of the Successor's sale of its Common Stock in an underwritten public offering pursuant to an effective registration statement filed under the Securities Act (PROVIDED, that the offering results in aggregate gross cash proceeds to the Successor of at least $30,000,000, and immediately subsequent to which the Successor shall be obligated to file annual and quarterly reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (ii) the registration by the Successor of a class of its equity securities under Section 12(b) or 12(g) of the Exchange Act.

    7.3. Certain Affirmative and Negative Covenants. Except as set forth in
Section 7.3 of the Disclosure Schedule or unless otherwise agreed to in writing by Purchasers who will hold eighty percent (80%) or more of the Series C Preferred and the Series D Preferred immediately following the Subsequent Closings, the Company and the Successor covenant and agree that except for the consummation of the interim financing provided to the Company concurrently with the execution of this Agreement and pending consummation of the Merger (the "Interim Financing"), from and after the date hereof and until the First Closing Date:

         (a) Each will conduct its business, and will cause each Subsidiary to conduct its business, only in the ordinary course of business in a manner consistent with past practices.

         (b) Each will, and will cause each Subsidiary to, use their reasonable commercial efforts to maintain and preserve their respective business organizations, relationships with customers, suppliers and others having business dealings with them, and all assets, employees, regulatory licenses and approvals.

         (c) Other than the adoption by the Successor of the 1999 Stock Option Plan or the issuance of options thereunder, neither of them will, and each of them will cause the Subsidiaries not to, directly or indirectly (i) issue, sell, transfer, pledge, dispose of or encumber, or authorize or agree to the issuance, sale, pledge, transfer, disposition or encumbrance of, any membership or ownership interests in or capital stock of the Company, the Successor or any of the Subsidiaries (except for shares issuable upon exercise of options outstanding under the 1999 Stock Option Plan), (ii) issue, sell, pledge, transfer or dispose of, or authorize or agree to the issuance, sale, pledge, transfer or disposition of any options, warrants or rights of any kind to acquire any membership or ownership interest in or any shares of capital stock or any other equity securities of or any securities convertible into or exchangeable for any membership or ownership interest in or shares of capital stock or any other equity securities of the Company, the Successor or any Subsidiary, (iii) authorize any change in its capitalization, or (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger).

         (d) Neither of them will, and each of them will cause the Subsidiaries not to, directly or indirectly (i) except in the ordinary course of business and consistent with past practices, sell, pledge, transfer, lease, sell and leaseback, assign, license, dispose of or encumber any asset or (ii) whether or not in the ordinary course of business, sell, pledge, transfer, lease, sell and leaseback, assign, license, dispose of or encumber any material asset of the Company, the Successor or any subsidiary.

         (e) Neither of them will, and each of them will cause the Subsidiaries not to, directly or indirectly (i) split, combine or reclassify any ownership or membership interests or shares of capital stock or declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise with respect to any of its ownership or membership interests or capital stock other than dividends and distributions by a Subsidiary to the Company, or (ii) redeem, purchase or otherwise acquire or offer or agree to redeem, purchase or otherwise acquire any membership or ownership interest or shares of capital stock.

         (f) Neither of them shall, and each of them shall cause the Subsidiaries not to, directly or indirectly, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, loans, advances, property transfer or purchase of any amount of property or assets, in any other individual or entity or form any subsidiaries.

         (g) Neither of them shall, and each of them shall cause the Subsidiaries not to, directly or indirectly, incur any indebtedness for borrowed money (other than the Interim Financing), issue any debt securities or enter into any capitalized leases other than entered into in the ordinary course of business or assume, guarantee, endorse, secure or otherwise as an accommodation become responsible for, the obligations of any other person or entity (other than a Subsidiary). For purposes of this subsection, "indebtedness for borrowed money" means with respect to the Company or any of the Subsidiaries, all indebtedness in respect of money borrowed, including without limitation all capital leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

         (h) Neither of them shall, and each of them shall cause the Subsidiaries not to, take any action with respect to the grant of any severance or termination pay (other than pursuant to policies or written agreements of the Company in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies or written agreements in effect on the date hereof.

         (i) Other than the adoption by the Successor of the 1999 Stock Option Plan or the issuance of options thereunder, neither of them shall, and each of them shall cause the Subsidiaries not to, adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, severance, retention or stay or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer, member or employee or increase in any manner the compensation or fringe benefits of any director, officer, member or employee or pay any benefit not required by any plan, arrangement or agreement in effect on the date hereof.

         (j) Neither of them shall, and each of them shall cause the Subsidiaries not to, enter into any contract or agreement other than in the ordinary course of business. (k) Neither of them shall, and each of them shall cause the Subsidiaries not to:

             (i) waive or compromise any material right or material debt owed to it, other than waivers granted in the ordinary course of business which, individually and in the aggregate, would not have a Material Adverse Effect;

             (ii) satisfy or discharge any material lien, claim or encumbrance or pay any obligation except in the ordinary course of business or in accordance with the terms of the Bridge Financing and litigation disclosed in
Section 3.9 of the Disclosure Schedule;

             (iii) modify any material contract, agreement or arrangement to which the Company, the Successor or any Subsidiary is a party or by which any of their respective assets is bound or subject; and

             (iv) make any payment, loan or advance to, or sell, transfer or lease any properties or assets to, or enter into any other agreement or arrangement with, any officer, director, stockholder, member or other affiliates of or any consultant to the Company, the Successor or any Subsidiary, except (i) for normal business advances to employees consistent with past practice, (ii) pursuant to written agreements listed in Section 3.6(o) of the Disclosure Schedule, and (iii) for the payment of compensation to officers in a manner and in amounts consistent with past practice.

         (l) Neither of them shall take any action, and each of them shall cause the Subsidiaries not to take any action, that will result in a violation, breach or default (with or without the passage of time and giving of notice for both) in (i) any term of their operating agreement, certificate of incorporation or bylaws, or (ii) any term or provision of any material mortgage, indebtedness, indenture, contract, agreement or instrument to which the Company, the Successor or any of the Subsidiaries is a party or their property is bound, which violation, breach or default could have a Material Adverse Effect. Each of them shall take such action as shall be necessary to assure that the Company, the Successor and the Subsidiaries are and remain in compliance with all judgments, decrees, governmental orders, laws, statutes, rules and regulations by which they are bound or to which they or any of their properties or assets is subject, except where the failure to do so would not have a Material Adverse Effect.

         (m) Each of them shall, and shall cause each Subsidiary to, keep adequate books and records with respect their respective business activities in which proper entries, reflecting all financial transactions, are made in accordance with generally accepted accounting principles and on a basis consistent with the financial statements previously delivered to the Purchasers.

         (n) Each of them shall, and shall cause the Subsidiaries to, conduct their business in compliance with all applicable federal, state, local and foreign laws and regulations, except to the extent that a failure to comply, individually or in the aggregate, would not have a Material Adverse Effect.

         (o) Neither of them shall, and each shall cause the Subsidiaries not to, take any action that will result in the Company, the Successor or any of the Subsidiaries incurring, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated by this Agreement.

         (p) Neither of them shall, and each of them shall take such action as shall be necessary to assure that neither of the Subsidiaries will, become indebted, directly or indirectly, to any officer, director, member or holder of 5% or more of the equity or voting power of the Company, the Successor or any Subsidiary or to their respective spouses, parents, children or siblings or their respective affiliates, in any material amount exclusive of any obligations existing on the date of this Agreement.

         (q) Neither of them shall, and each of them shall take such action as shall be necessary to assure that no Subsidiary will, become a party to or bound by any of the Contracts, agreements, instruments, documents, commitments and similar items described in Section 3.16(a)(i) through (ix) other than in the ordinary course of business.

         (r) They shall conduct the business of the Company, the Successor and the Subsidiaries in a manner that does not result in a violation or breach any provision of any Contract, which violation or breach could have a Material Adverse Effect.

         (s) Neither of them shall, and each of them shall take such action as shall be necessary to assure that neither of the Subsidiaries will, grant or agree to grant any registration rights or preemptive rights to any person or entity.

         (t) Each of them shall, and shall cause the Subsidiaries to, file all required Tax Returns with the appropriate governmental agencies in all jurisdictions in which the Tax Returns are required to be filed by the Company, the Successor or any of the Subsidiaries and pay all Taxes shown on such Tax Returns as and when due.

         (u) Neither of them shall, and each of them shall cause the Subsidiaries not to, engage in any business other than the business described in Section 3.28 hereof.

    7.4. Protective Rights. If, after the First Closing Date, the Successor grants to any holder of shares of the Successor's Preferred Stock any rights regarding anti-dilution protection on terms more favorable than those set forth in the Certificate of Designation, then the Successor shall take such action as may be necessary to grant the Purchasers equivalent rights.

    7.5. Other Actions. The Company and the Successor shall take all actions reasonably necessary to fulfill the conditions to closing to be fulfilled by it set forth in Section 5 of this Agreement, and shall refrain from taking any action that would prevent satisfaction of any such condition.

    7.6. Consents. The Successor shall effect the filing of the Certificate of Designation in the office of the Secretary of State of the State of Delaware and filing of such notice as required by Section 25102(f) of the California Corporate Securities law of 1968, and the compliance with other applicable blue sky laws within the applicable time periods therefor in accordance with applicable law.

    7.7. Use of Proceeds. The Successor shall use the proceeds from the sale of the Shares for working capital and general corporate purposes, including, but not limited to, acquisitions, joint ventures, strategic partnerships and investments in businesses, products and technologies that are complimentary to those of the Company (but excluding any acquisitions, joint ventures, strategic partnerships and investments that are not consistent with the Successor's business plan as then in effect). The Successor shall not use the proceeds from the sale of the Shares to repay or redeem any indebtedness of the Company outstanding as of the date hereof, except for repayment of amounts owed under the Bridge Financing.

    7.8. Reimbursement of Directors' Expenses. The Successor shall reimburse the Investor Directors (as defined in the Voting Agreement) for out-of-pocket expenses incurred by them in attending meetings of the board of directors of the Successor.

    7.9. Confidentiality Agreements. The Company and the Successor will seek to obtain from each employee of the Company and Successor and the Subsidiaries a confidentiality agreement in the form attached to this Agreement as Exhibit E.

    7.10. Small Business Investment Act.

         (a) The Company and the Successor will provide to JP Morgan Investment Corporation ("JPMIC") (upon reasonable notice and during normal business hours) and the U.S. Small Business Administration access to the Company's or the Successor's books and records for the purpose of confirming the use of the proceeds of the transactions contemplated by this Agreement and for all other purposes required by the U.S. Small Business Administration. Upon the request of JPMIC, the Successor will promptly provide to JPMIC and the U.S. Small Business Administration a certificate of the chief financial officer (or other executive officer) of the Successor verifying the use of such proceeds and certifying compliance by the Successor with the provisions of Section 3.30 of this Agreement.

         (b) Upon the reasonable request of JPMIC, the Company and the Successor promptly (and in any event within twenty (20) days of such request) will use commercially reasonable efforts to provide to JPMIC all information reasonably requested by JPMIC in order for JPMIC to prepare and file SBA Form 468.

         (c) For a period of one year following the date hereof, neither the Company nor the Successor will change its business activity if such change would result in (i) its primary business activity being, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, (ii) it being classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual, or (iii) a majority of its tangible assets or employees being located outside of the United States.

         (d) The Company and the Successor promptly will provide to JPMIC such financial statements and other information as JPMIC may from time to time reasonably request for the purpose of assessing the financial condition of the Company or the Successor, as applicable, and complying with any requirements of any governmental agency asserting jurisdiction over JPMIC.

    7.11. Videoconferencing Equipment. Following the execution and delivery of this Agreement, the Company shall install videoconferencing equipment at its headquarters within a reasonable period of time.

    7.12. Transactions in Securities. The Company and the Successor shall not, and they shall cause each of the Subsidiaries and all persons acting on behalf of the Company, the Successor or any of the Subsidiaries not to, sell or offer to sell the Shares or similar securities to, or solicit offers to buy the Shares or similar securities from, any Person so as to bring the issuance and sales of the Shares and the shares of Common Stock issuable upon conversion of the Series C Preferred and the Series D Preferred under the registration provisions of the Securities Act or applicable state securities laws.

    7.13. OnSite Commerce and Content LLC. The Company shall, and shall cause OnSite Commerce and Content LLC to, execute an amendment to the Intercompany Agreement between the Company and OnSite Commerce and Content LLC, a New York limited liability corporation, dated as of February 20, 1998, in the form attached hereto as Exhibit J.

Section 8.   Miscellaneous.

    8.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

    8.2. Survival; Termination. Subject to the last sentence of this Section 8.2, the representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement and the First Closing and each Subsequent Closing and shall in no way be limited, diminished or affected by any investigation made by or on behalf of the Purchasers. The covenants and agreements contained herein shall survive until the termination of this Agreement. This Agreement, including the representations and warranties made herein, will terminate on the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock for the account of the Successor to the public (i) based upon a Successor valuation exceeding Three Hundred Million Dollars ($300,000,000) prior to the offering, (ii) resulting in gross proceeds to the Successor of at least Thirty Million Dollars ($30,000,000), and (iii) managed by a nationally recognized underwriter reasonably acceptable to the Purchasers (a "Qualified IPO").

    8.3. Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties to this Agreement. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties to this Agreement and prior to obtaining all necessary approvals; PROVIDED, HOWEVER, that this Agreement may be assigned to any affiliate of a Purchaser or any subsequent holder of the Shares prior to a Qualified IPO, AND PROVIDED, FURTHER, that no such assignment will release the assignor from its obligations hereunder. Any attempted assignment of this Agreement in violation of the terms of this
Section 8.3 shall be void AB INITIO.

    8.4. Entire Agreement, Amendment. This Agreement and the other documents delivered pursuant to this Agreement and in connection herewith, including the Related Documents, at the First Closing, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersede all prior agreements, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

    8.5. Notices, Etc. All notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger or by facsimile (subsequently confirmed by telephone), addressed or transmitted (a) if to a Purchaser, at such address or facsimile number as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address or facsimile number as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address or facsimile number to the Company, then to and at the address or facsimile number of the last holder of such Shares who has so furnished an address or facsimile number to the Company, or (c) if to the Company, one copy should be sent to its offices and addressed to the attention of the President, or at such other address or facsimile number as the Company shall have furnished to the Purchasers.

    Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by facsimile, or, if sent by mail, upon receipt.

    8.6. Delays or Omissions. Except as expressly provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

    8.7. California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

    8.8. Expenses. At the First Closing, the Successor shall pay the (i) fees and expenses of Latham & Watkins and Proskauer Rose LLP, (ii) accountants' fees, (iii) consultants' fees and (iv) reasonable travel and other diligence-related expenses, in each case, incurred by Purchasers in connection with this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, in an amount not to exceed $200,000 in the aggregate.

    8.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

    8.10. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; PROVIDED that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

    8.11. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in construing or interpreting this Agreement.

    8.12. Further Assurances. Upon request of the Company or any of the Purchasers, all parties hereto agree to promptly execute and deliver all such other instruments and take all such other actions as any party hereto may reasonably request from time to time in order to effectuate and carry out the purposes, privileges, restrictions, rights and duties of the parties and the other provisions of this Agreement and the Related Documents.

    8.13. Specific Performance. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement and that a breach hereof shall cause irreparable injury and, in addition to any other right or remedy available to the parties hereto at law or in equity, any injured party hereunder shall be entitled to enforcement by court injunction or specific performance of the obligations of the parties hereunder, without the necessity for posting a bond. Notwithstanding the foregoing sentence, nothing herein shall be construed as prohibiting any injured party hereunder from also pursuing any other rights or remedies for such breach or threatened breach, including receiving damages and attorneys' fees. The election of any remedy shall not be construed as a waiver on the part of any injured party hereunder of any right such party might otherwise have at law or in equity, which rights and remedies shall be cumulative.

    8.14. Defined Terms. For purposes of this Agreement:

         (a) "Contracts" means all contracts, leases, licenses, mortgages, evidences of indebtedness, indentures, instruments, arrangements, understandings, commitments and other agreements (including leases for personal or real property and employment agreements and including all amendments and other modifications thereto) of the Company, the Successor or any of the Subsidiaries or to which the Company, the Successor or any of the Subsidiaries is a party or that are binding upon the Company, the Successor or any of the Subsidiaries and that relate to or affect the business or operations of the Company, the Successor or any of the Subsidiaries, and that are in effect on the date of this Agreement or on the First Closing Date.

         (b) "Environmental Law" shall mean the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Toxic Substances Control Act and any other federal, state or local statue, regulation, ordinance, order or decree relating to the environment, as now or hereafter in effect.

         (c) "Hazardous Material" shall mean (i) any asbestos or insulation or other material composed of or containing asbestos and (ii) any petroleum product and any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, any so-called "Superfund" or "Superlien" law, or any other Environmental Law, now or hereafter in effect.

         (d) "Manager" shall mean each of Scott Jarus, Brandon Knicely, Lou Martinez, Brian Benz and Daren Hornig.

         (e) "Real Property" means (a) all fee estates in real property, and all buildings and other improvements thereon, owned, leased or held by the Company or a Subsidiary that are used or useful in the business or operations of the Company or a Subsidiary; and (b) leases of any real property under which the Company or a Subsidiary is the lessee that are used or useful in the business or operations of the Company or a Subsidiary; together with any additions thereto between the date of this Agreement and the First Closing.

                            [Signature Pages Follow]

    The foregoing Series B, Series C and Series D Preferred Stock Purchase Agreement is hereby executed as of the date first above written.

"COMPANY"

ONSITE VENTURES, L.L.C.
a Delaware limited liability company


By:____________________________________

Title:_________________________________


"SUCCESSOR"

ONSITE ACCESS, INC.
a Delaware corporation


By:____________________________________

Title:_________________________________


"PURCHASERS"

SPECTRUM EQUITY INVESTORS III, L.P.

By:  Spectrum Equity Associates III, L.P.,
     its General Partner

By:____________________________________
     Name:
     Title:

JP MORGAN INVESTMENT CORPORATION


By:____________________________________

   ____________________________________
         (Print Name)

   ____________________________________
         Title


SIXTY WALL STREET SBIC FUND, L.P.


By:  Sixty Wall Street SBIC Corporation, its General Partner


By:  ____________________________________

     ____________________________________
         (Print Name)

     ____________________________________
         Title


CROSSPOINT VENTURE PARTNERS


By:  ____________________________________

     ____________________________________
         (Print Name)

     ____________________________________
         Title


RSI-ONSITE HOLDINGS LLC


By:  Reckson Service Industries, Inc.,
     its sole member

By:  ____________________________________

     ____________________________________
         (Print Name)

     ____________________________________
         Title




VERITECH VENTURES LLC


By:  ____________________________________

     ____________________________________
         (Print Name)

     ____________________________________
         Title


AT&T VENTURE FUND II, LP
3000 Sand Hills Road
Building 1, Suite 285
Menlo Park, CA 94025

By:  Venture Management, LLC
     its General Partner


     Neal M. Douglas
     Manager


NOEL RAHN



By:  ____________________________________

                              ONSITE ACCESS, INC.



       SERIES B, SERIES C AND SERIES D PREFERRED STOCK PURCHASE AGREEMENT



                                 April 16, 1999

                                  ATTACHMENT 1

                             SCHEDULE OF PURCHASERS
                              SERIES B PREFERRED:


                                                             TOTAL                                FIRST CLOSING
PURCHASER                                  NO. OF SHARES           PURCHASE PRICE        NO. OF SHARES       PURCHASE PRICE

Spectrum Equity Investors III, L.P.        12,416,667              $12,416,667           4,138,889           $4,138,889

JP Morgan Investment Corporation           7,000,000               $7,000,000            2,333,333           $2,333,333

Sixty Wall Street SBIC Fund, L.P.          1,750,000               $1,750,000            583,333             $583,333

Crosspoint Venture Partners                8,750,000               $8,750,000            2,916,667           $2,916,667

RSI-OnSite Holdings LLC                    13,125,000              $13,125,000           4,375,000           $4,375,000

Veritech Ventures LLC                      3,541,667               $3,541,667            1,180,556           $1,180,556

AT&T Venture Fund II, LP                   3,333,333               $3,333,333            1,111,111           $1,111,111

Noel Rahn                                  83,333                  $83,333               27,778              $27,778

TOTAL:                                     50,000,000              $50,000,000           16,666,667          $16,666,667
-----                                      ----------              -----------           ----------          -----------

                              SERIES C PREFERRED:


                                                           TOTAL                                   FIRST CLOSING
PURCHASER                                  NO. OF SHARES           PURCHASE PRICE        NO. OF SHARES       PURCHASE PRICE

Spectrum Equity Investors III, L.P.        5,930,889               $2,329,333            1,976,963           $776,444

JP Morgan Investment Corporation           3,564,644               $1,400,000            1,188,215           $466,667

Sixty Wall Street SBIC Fund, L.P.          891,161                 $350,000              297,054             $116,667

Crosspoint Venture Partners                4,455,806               $1,750,000            1,485,269           $583,333

RSI-OnSite Holdings LLC                    6,683,708               $2,625,000            2,227,903           $875,000

Veritech Ventures LLC                      1,803,540               $708,333              601,180             $236,111

AT&T Venture Fund II, LP                   1,697,450               $666,667              565,817             $222,223

Noel Rahn                                  42,436                  $16,667               14,145              $5,556

TOTAL:                                     25,069,634              $9,846,000            8,356,546           $3,282,001
-----                                      ----------              ----------            ---------           ----------

                              SERIES D PREFERRED:


                                                            TOTAL                                 FIRST CLOSING
PURCHASER                                 NO. OF SHARES           PURCHASE PRICE         NO. OF SHARES      PURCHASE PRICE

Spectrum Equity Investors III, L.P.       392,111                 $154,000               130,704            $51,333

TOTAL:                                    392,111                 $154,000               130,704            $51,333
-----                                     -------                 --------               -------            -------


GRAND TOTAL:                              75,461,745              $60,000,000            25,153,917         $20,000,001
-----------                               ----------              -----------            ----------         -----------

                                   EXHIBIT A

                          Certificate of Designation of
            Series A, Series B, Series C and Series D Preferred Stock

                                   EXHIBIT B

                              Disclosure Schedule

                                   EXHIBIT C

                                Rights Agreement

                                   EXHIBIT D

                                Voting Agreement

                                   EXHIBIT E

                       Form of Confidentiality Agreement

                              ONSITE ACCESS, INC.


                    EMPLOYMENT, CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

                           DATED AS OF APRIL __, 1999


    As a condition of my employment with OnSite Access, Inc., its subsidiaries, affiliates, successors or assigns (together the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I, _______________ agree to the following:

    1. AT-WILL EMPLOYMENT. I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes "at-will" employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself.

    2. CONFIDENTIAL INFORMATION.

       (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

       (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

       (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

    3. INVENTIONS.

       (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

       (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to (i) any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, that I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company, and (ii) do hereby so assign any and all proprietary information, trade secrets that underlie, are summarized, embodied or described in, the Company's business plans prepared prior to or on the date hereof, and all copyrights, whether or not registered, therefor, all trade secrets and/or proprietary information and all other intellectual property rights, no matter how described or denominated, described, contained or reflected therein or related thereto that I have conceived, invented, created or reduced to practice (either prior to the date hereof or at anytime during the term of my employment) in furtherance thereof (collectively referred to as "INVENTIONS"), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

       (c) INVENTIONS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

       (d) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

       (e) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above because of my mental or physical incapacity or because the Company is unable to reach me after using its good faith reasonable efforts, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

    4. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

    5. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit B.

    6. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

    7. NON-COMPETITION; SOLICITATION OF EMPLOYEES. I acknowledge and agree that the Confidential Information is the exclusive and valuable property of the Company and may not be used by me for any purpose of any kind, directly or indirectly, except during the term of this Agreement for the sole and exclusive benefit of the Company in my capacity as an employee of the Company and that the success of the Company depends on my observance of his covenants in this
Section 7.

       7.1 In consideration of the rights and benefits to be provided to me by the Company, I agree that so long as I am an employee or consultant of the Company and in addition for the Restrictive Period (as hereinafter defined) I shall not directly or indirectly:

           7.1.1 Engage or participate in any business or line of business that competes with the business conducted by the Company or under consideration by the Company while I was employed by the Company (the "Business"); or perform any research or development or distribution or marketing services of products that compete with the Business within the restricted Geographic Area.

           7.1.2 Solicit any employee or consultant of the Company or persuade or entice any such employee or consultant to terminate or lessen the extent of his or its relationship with the Company.

           7.1.3 Engage in any activity to interfere with, disrupt or damage the Business of the Company or its relationships with any of its clients, customers, distributors, suppliers, investors or other financial co-venturer or other business relationship.

           7.1.4 Engage in business with, or provide advice or services to, any person or entity which directly or indirectly competes with the Business (or any line of business) of the Company.

           7.1.5 For the purposes of this Agreement, the term "Restrictive Period" shall mean the term of this Agreement and an additional period of twelve months.

           7.1.6 These restrictions are limited to the geographic locations in which the Company is doing Business at the time of my termination by the Company, and the geographic locations in which the Company is actively planning to do business at the time of my termination by the Company.

           7.1.7 For the purposes of this Agreement, the term "Restricted Geographic Area" shall mean any metropolitan area wherein the Company is engaged in or actively planning to be engaged in Business as of the date of the termination of this Agreement.

       7.2 Following termination of my employment by the Company for any reason, I shall continue to observe and be bound by his covenants under Section
7.1 for the Restrictive Period.

       7.3 For purposes of this Section 7, the term "Company" shall include the Company and its affiliates, including any entity that directly or indirectly controls the business and affairs of the Company.

    8. CONFLICT OF INTEREST GUIDELINES. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit C hereto.

    9. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

    10. ARBITRATION AND EQUITABLE RELIEF.

       (a) ARBITRATION. Except as provided in Section 10(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in _____________, New York, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

       (b) EQUITABLE REMEDIES. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2, 3, 5 and 7 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

    11. GENERAL PROVISIONS.

       (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of New York, without reference to choice of laws or conflict of laws principles. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in New York for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

       (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

       (c) SEVERABILITY. If any provision of this Agreement or any part hereof or the application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction or by any arbitration panel to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that if any portion of this Agreement, or any part hereof or application hereof, to any person or circumstance shall be finally determined by a court of competent jurisdiction or arbitration panel to be invalid or unenforceable to any extent, then such objectionable provision shall be deemed modified to the extent necessary so as to make it valid, reasonable and enforceable including, without limitation, modification of the restrictive covenants of Section 7 with respect to geography, time or scope of business.

       (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

    IN WITNESS WHEREOF, I hereby execute this Agreement as of the date first written above.




                                          -----------------------------------


------------------------
Witness

                                   EXHIBIT A


                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP


                                                         Identifying Number
           Title                         Date              or Brief Description










____ No inventions or improvements
____ Additional Sheets Attached

Signature of Employee: __________________________
Print Name of Employee:
Date:

                                   EXHIBIT C


                           TERMINATION CERTIFICATION


    This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to ONSITE ACCESS INC., its subsidiaries, affiliates, successors or assigns (together, the "Company").

    I further certify that I have complied with all the terms of the Company's Employment Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

    I further agree that, in compliance with the Employment, Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

    I further agree that for twelve months from this date, I will not take undertake any actions in violation of Section 7 of the Employment, Confidential Information and Invention Assignment Agreement.


Date: ___________, ______

                                   EXHIBIT C


                        CONFLICT OF INTEREST GUIDELINES


    It is the policy of OnSite Access, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the Chief Executive Officer and written approval for continuation must be obtained.

    1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information and Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

    2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

    3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

    4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement (other than as officers of the Company appointed by the Board of Directors).

    5. Initiating or approving any form of personal or social harassment of employees.

    6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

    7. Borrowing from or lending to employees, customers or suppliers.

    8. Acquiring real estate of interest to the Company.

    9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

    10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

    11. Making any unlawful agreement with distributors with respect to prices.

    12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

    13. Engaging in any conduct which is not in the best interest of the Company.

    Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge.

                                   EXHIBIT F

      Form of Opinion of Herrick, Feinstein LLP, Counsel for the Successor

                                   EXHIBIT G

          Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson,
                            Counsel for the Successor

                                   EXHIBIT H

             Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky
               and Popeo, P.C., Special Counsel for the Successor

                                   EXHIBIT I

                               Board of Directors

Scott H. Rechler*

Jeff Neumann

Matt Mochary

Rich Shapero

Monty Cerf

Scott Jarus















* So long as Mr. Rechler holds the office of President of RSI-OSA Holdings, Inc. on the First Closing Date.

                                   EXHIBIT J

        Form of Amendment to Intercompany Agreement between the Company and OnSite Commerce and Content LLC

                               TABLE OF CONTENTS

PAGE SECTION 1. THE MERGER; AUTHORIZATION AND SALE OF SERIES B, SERIES C
AND SERIES D PREFERRED STOCK.                                                1

    1.1.  The Merger.                                                        1

    1.2.  Authorization.                                                     1

    1.3.  Sale of Series B Preferred, Series C Preferred and Series D
          Preferred.                                                         1

SECTION 2. THE CLOSINGS.                                                     2

    2.1.  The First Closing.                                                 2

    2.2.  Subsequent Closings.                                               2

    2.3.  Conditions to Obligations.                                         3

    2.4.  Failure to Purchase.                                               3

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.                    4

    3.1.  Organization and Standing; Certificate and Bylaws;
          Subsidiaries.                                                      4

    3.2.  Corporate Power.                                                   5

    3.3.  Capitalization.                                                    5

    3.4.  Authorization.                                                     6

    3.5.  Financial Statements.                                              7

    3.6.  Changes.                                                           7

    3.7.  Patents and Other Intangible Assets.                               9

    3.8.  Compliance with Other Instruments, None Burdensome, Etc.           9

    3.9.  Litigation, Etc.                                                  10

    3.10. Employees.                                                        10

    3.11. Consent, Etc.                                                     11

    3.12. Offering.                                                         11

    3.13. Brokers or Finders.                                               11

    3.14. Disclosure.                                                       12

    3.15. No Conflict of Interest.                                          12

    3.16. Agreements.                                                       12

    3.17. Permits.                                                          14

    3.18. Registration Rights, Preemptive Rights and Voting Rights.         15

    3.19. Title to Property and Assets.                                     15

    3.20. Insurance.                                                        15

    3.21. Minute Books.                                                     15

    3.22. Taxes.                                                            15

    3.23. Labor Agreements and Actions.                                     16

    3.24. Projections.                                                      16

    3.25. Environmental.                                                    16

    3.26. Confidentiality Agreements.                                       17

    3.27. Compliance with Law.                                              17

    3.28. Business.                                                         17

    3.29. Absence of Certain Commercial Practices.                          17

    3.30. Small Business Investment Act.                                    18

    3.31. Year 2000.                                                        18

Section 4. Representations, Warranties and Covenants of the Purchasers.     19

    4.1.  Representations and Warranties of the Purchasers.                 19

    4.2.  Legends.                                                          20

Section 5. Conditions to Closing of the Purchasers.                         21

    5.1.  Representations and Warranties.                                   21

    5.2.  Covenants.                                                        21

    5.3.  Qualifications and Consents.                                      21

    5.4.  Compliance Certificate.                                           21

    5.5.  Certificate of Designation; Corporate Proceedings.                22

    5.6.  Rights Agreement.                                                 22

    5.7.  Opinions of Company Counsel.                                      22

    5.8.  Voting Agreement.                                                 22

    5.9.  Secretary's Certificate.                                          22

    5.10. Board of Directors.                                               22

    5.11  February 10, 1999 Letter Agreement.                               23

Section 6. Conditions to Closing of the Successor.                          23

    6.1.  Representations.                                                  23

    6.2.  Covenants.                                                        23

    6.3.  Rights Agreement.                                                 23

Section 7. Covenants of the Company and the Successor.                      23

    7.1.  Consummation of Merger.                                           23

    7.2.  Information Rights.                                               23

    7.3.  Certain Affirmative and Negative Covenants.                       24

    7.4.  Protective Rights.                                                26

    7.5.  Other Actions.                                                    27

    7.6.  Consents.                                                         27

    7.7.  Use of Proceeds.                                                  27

    7.8.  Reimbursement of Directors'Expenses.                              27

    7.9.  Confidentiality Agreements.                                       27

    7.10. Small Business Investment Act.                                    27

    7.11. Videoconferencing Equipment.                                      28

    7.12. Transactions in Securities.                                       28

    7.13. OnSite Commerce and Content LLC.                                  28

Section 8. Miscellaneous.                                                   28

    8.1.  Governing Law.                                                    28

    8.2.  Survival; Termination.                                            28

    8.3.  Successors and Assigns.                                           29

    8.4.  Entire Agreement, Amendment.                                      29

    8.5.  Notices, Etc.                                                     29

    8.6.  Delays or Omissions.                                              30

    8.7.  California Corporate Securities Law.                              30

    8.8.  Expenses.                                                         30

    8.9.  Counterparts.                                                     30

    8.10. Severability.                                                     30

    8.11. Titles and Subtitles.                                             31

    8.12. Further Assurances.                                               31

    8.13. Specific Performance.                                             31

    8.14. Defined Terms.                                                    31

ATTACHMENT 1   Schedule of Purchasers
EXHIBIT A      Certificate of Designation of Series A, Series B and
               Series C Preferred Stock
EXHIBIT B      Disclosure Schedule
EXHIBIT C      Rights Agreement
EXHIBIT D      Voting Agreement
EXHIBIT E      Form of Confidentiality Agreement
EXHIBIT F      Form of Opinion of Herrick, Feinstein LLP, Counsel for
               the Successor
EXHIBIT G      Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson,
               Counsel for the Successor
EXHIBIT H      Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky
               and Popeo, P.C., Special Counsel for the Successor
EXHIBIT I      Board of Directors
EXHIBIT J      Form of Amendment to Intercompany Agreement between the Company and OnSite Commerce and Content LLC